SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

FLOW INTERNATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filling Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a(6)(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

FLOW INTERNATIONAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

SEPTEMBER 23, 2003

To the Shareholders of Flow International Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Flow International Corporation, a Washington corporation, will be held on September 23, 2003, at 10:00 a.m., Pacific Daylight Time, at Parkway Plaza 12, Auditorium #6, 5910 South 180th Street, Tukwila, Washington 98188, for the following purposes as described in the attached Proxy Statement:

1.	To elect one director to hold office for a one-year term ending at the 2004 Meeting of Shareholders or until his or her respective successor is elected and qualified.

2.	To elect one director to hold office for a two-year term ending at the 2005 Meeting of Shareholders or until his or her respective successor is elected and qualified.

3.	To elect three directors to hold office for three-year terms ending at the 2006 Meeting of Shareholders or until their respective successors are elected and qualified.

4.	To transact such other business as may properly come before such meeting or any adjournment thereof.

Pursuant to the Bylaws, the Board of Directors has fixed the close of business on August 6, 2003, as the record date for determination of shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting.

So far as Management is aware, no business will properly come before the Annual Meeting other than the matters set forth above.

IF YOU CANNOT BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD APPOINTING STEPHEN R. LIGHT AND JOHN S. LENESS, OR EITHER OF THEM, AS YOUR PROXIES.

John S. Leness

Secretary

KENT, WASHINGTON

August 25, 2003

IT IS IMPORTANT THAT YOUR STOCK BE VOTED

FLOW INTERNATIONAL CORPORATION

23500 64th Avenue South

Kent, Washington 98032

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 23, 2003

The following proxy statement is made in connection with solicitation by the Board of Directors of Flow International Corporation (the “Company”) of the enclosed proxy for use at the Annual Meeting of Shareholders.

Shares presented by properly executed proxy in the accompanying form will be voted at the meeting and, where instructions have been given by the shareholder, will be voted in accordance with such instructions. As stated in the proxy, if no instructions are given, the shareholder’s shares will be voted according to the recommendations of the Board of Directors. The proxy may be revoked at any time before its exercise by sending written notice of revocation to the Secretary of the Company, or by signing and delivering a proxy which is dated later, or, if the shareholder attends the meeting in person, by giving notice of revocation to the meeting judge.

At the date of this statement, the only matter that Management intends to present is the election of directors. If any other matters are properly brought before the meeting, the enclosed proxy gives discretionary authority to the persons named in such proxy to vote the shares in their best judgment.

The fiscal 2003 Form 10-K of the Company is enclosed herewith. The approximate mailing date of this proxy material is August 26, 2003.

OUTSTANDING SECURITIES AND

VOTING RIGHTS

The Company has only one class of capital stock outstanding entitled to be voted at the Annual Meeting, Common Stock with voting rights. On August 6, 2003, the record date for determining the shareholders entitled to vote at the Annual Meeting, there were 15,358,759 shares of Common Stock outstanding and entitled to vote. The last sale on the record date of the Company’s Common Stock, as reported by NASDAQ, was $1.40 per share.

Each share entitles the holder to one vote on all matters presented for shareholder approval including one vote for each director. There are no cumulative voting rights. The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Under Washington law and the Company’s Articles of Incorporation, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote for nor a vote against the nominee.

ELECTION OF DIRECTORS

According to the Articles of Incorporation and Bylaws, the Board of Directors shall be composed of no more than ten directors who are divided (as closely as possible) into three equal classes.

At the meeting one director will be elected to serve for a one-year term expiring on the date of the 2004 Annual Meeting of Shareholders. Another director will be standing for election for a term of two years, his term expiring on the date of the 2005 Annual Meeting of Shareholders. Three directors will be elected to serve for three-year terms expiring on the date of the 2006 Annual Meeting of Shareholders. Of the remaining directors, three are serving terms that will not expire until the 2004 Annual Meeting of Shareholders and two are serving terms that will not expire until the 2005 Annual Meeting of Shareholders. Each director elected will continue in office until his or her successor has been elected, or until his or her resignation or removal in the manner provided by the Articles of Incorporation and Bylaws of the Company.

The names of those persons nominated by the Board of Directors for the position of director of the Company and the names of the directors of the Company whose terms will continue after the Annual Meeting are listed below, accompanied by brief biographies. Shares represented by a properly executed proxy in the accompanying form will be voted for such nominees. Discretionary authority is reserved to vote such shares in the best judgment of the persons named in the proxy in the event that any person or persons other than the nominees listed below are to be voted upon at the meeting due to the unavailability of any nominee so listed.

There are no family relationships between any nominee, director, or executive officer of the Company.

The affirmative vote of a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote at the meeting, a quorum being present, is required to elect the nominees listed below.

The names of the nominees for directors and the continuing directors, together with certain infor-mation regarding them, are as follows:

Nominee (for a term of one year):

Jan K. Ver Hagen (age 66) is the retired Chairman of the Board (non-executive) of Wolverine Tubing Corporation, a copper tubing manufacturer and processor of specialty heat transfer products, and continues to serve as Director and Chair of the Audit Committee. He worked for Emerson Electric Co. from 1977-1994 including serving as Vice-Chairman and Director from 1987-94. From 1994-1999 he was a director of United Dominion Industries, a multinational manufacturing group, and was President and Chief Operating Officer from 1994-1998. He returned to Emerson to serve as Senior Vice President from 1999-2002. He also serves as director of Plexus, an electronic design and build engineering oriented manufacturer, as a director and trustee of the Wisconsin Alumni Research Foundation and the University of Wisconsin Foundation. He received a B.S.M.E. in 1961 from the University of Wisconsin – Madison.

Nominee (for a term of two years):

Daniel J. Evans (age 77) has been Chairman of Daniel J. Evans Associates, a consulting firm in Seattle, since 1989. Mr. Evans was appointed to the Company’s Board of Directors in 1991 and his current term expires with the 2003 Annual Meeting. From 1965 through 1977 Mr. Evans was Governor of the State of Washington. From 1977 through 1983 he was President of The Evergreen State College. In 1983 he was appointed to the United States Senate to fill the seat of the late Senator Henry M. Jackson and won a special election to serve the remaining five years of the term. He did not seek a second term. Mr. Evans chaired the National Academy of Sciences Commission on Policy Options for Global Warming and is co-chair of the Washington Wildlife and Recreation Coalition. Mr. Evans serves as director of Western Wireless Corp., Cray Inc., Costco, National Information Consortium and Archimedes Technology Group. Mr. Evans also serves as a member of the Board of Regents of the University of Washington, and in 1999, the Board voted to rename the Graduate School of Public Affairs at the University of Washington, “The Daniel J. Evans School of Public Affairs.” Mr. Evans received a B.S. in 1948, and an M.S. in 1949, in civil engineering from the University of Washington.

Nominees (for terms of three years):

Stephen R. Light (age 57) became President and Chief Executive Officer of the Company in January 2003. He was appointed to the Board in January of 2003. Prior to joining Flow, from 2000-2002, Mr. Light was President and Chief Executive Officer of Omniquip Textron Group, Inc., a manufacturer of aerial work platforms and hydraulic systems. From 1998-1999 he was President and Chief Executive Officer of Bucyrus International, Inc., from 1997-1998 he was Vice President and General Manager of

Operations at P&H Mining Equipment Co., a subsidiary of Harnischfeger Industries, from 1986-1996 he served in various positions at Emerson Electric Company, and from 1968-1985 at General Electric Company. Mr. Light earned a B.S.M.E. in 1968 from Colorado State University.

Richard P. Fox (age 56) is a Partner in RavenFire LLC, which provides consulting services to entrepreneurs and the financial services industry. Mr. Fox was appointed to the Company’s Board of Directors in 2002 and his current term expires with the 2003 Annual Meeting. He was President and Chief Operating Officer of CyberSafe Corporation, responsible for the overall financial services and operations of the company. Prior to joining CyberSafe, Mr. Fox was CFO and a member of the Board of Directors of Wall Data where he was responsible for the company’s finance, operations, and human resources activities. He was instrumental in successfully selling the company to NetManage. Mr. Fox was also Senior Vice President at PACCAR, and spent 28 years with Ernst & Young, last serving as Managing Partner of the Seattle Office. He serves on the advisory committee of the Northwest Venture Partners, a local venture capital fund, and on the Board of Directors of Premera, a Blue Cross managed-care provider, aQuantive (NASDAQ—AQNT), an on line marketing company, as well as Fulcrum Technologies, a software company serving the telecommunications industry. Mr. Fox received a B.A. degree in Business Administration in 1969 from Ohio University. He is a Certified Public Accountant—Inactive.

Kenneth M. Roberts (age 57) is President and Chief Investment Officer of Ken Roberts Investment Management, Inc., an investment advisory firm. Mr. Roberts is also President and Chief Executive Officer of Ken Roberts Financial Services, Inc. Mr. Roberts was appointed to the Company’s Board of Directors in 1991 and his current term expires with the 2003 Annual Meeting. Mr. Roberts was, until November 1994, President and Chief Investment Officer of Ken Roberts Advisory Group, an investment advisory firm and subsidiary of the Spokane, Washington, office of Smith Barney Shearson, Inc. From 1981 to 1991 he was Vice President of Shearson Asset Management and Foster & Marshall Management, investment advisors, and President of Shearson Lehman Fundamental Value Fund, a registered investment company. From 1987 to 1991, Mr. Roberts was also a director of Shearson Lehman Fundamental Value Fund. Mr. Roberts currently serves on the Finance Advisory Board of Washington State University. He also is Treasurer of the Spokane Chapter of the Seattle Society of Chartered Financial Analysts and has served as a past president of the Spokane Chapter. Mr. Roberts received a B.A. from Whitworth College in 1968 and an M.B.A. from the Harvard Graduate School of Business in 1971.

The Board of Directors

Recommends a Vote FOR the

Election of the Above Nominees

for the Board of Directors

Continuing Directors:

Ron D. Barbaro (age 71) is the past Chair and Chief Executive Officer, Ontario Lottery and Gaming Corporation. He also was the President of The Prudential Insurance Company of America, responsible for worldwide operations, and he retired in 1993. He was responsible for Prudential’s Canadian operation from 1985 to 1990. Mr. Barbaro was elected to the Board in 1995 and his current term expires in 2004. Mr. Barbaro also serves on the boards of The Thomson Corporation and TransGlobal Life Insurance Company (Alberta).

Kathryn L. Munro (age 55) is Principal of Bridge West, a technology investment company. She previously held a variety of senior management positions in both the commercial and retail areas of Seafirst Bank and Bank of America, most recently as Chief Executive for Bank of America’s Southwest Banking Group. Ms. Munro began her banking career in 1980. She was elected to the Board in 1996 and her current term expires in 2005. Ms. Munro currently serves on the corporate boards of Pinnacle West and Capitol Bancorp. She also serves on the board of The Bank Administration Institute in Chicago and numerous community boards in Phoenix, including Valley of the Sun United Way and the national board of advisors for University of Arizona School of Business. Ms. Munro holds a B.S. degree from Auburn University and an M.B.A. from the University of Washington.

Arlen I. Prentice (age 65) is Chairman and Chief Executive Officer of Kibble & Prentice, Inc., which provides insurance and financial consulting services. He has served as a director of the Company since 1993 and his current term expires in 2004. He has been a Chairman or President of Kibble & Prentice for the past 26 years. Mr. Prentice serves as a director of Northland Telecommunications Corporation and Starbucks Coffee Company. He is also a managing director of Chartwell Capital, a Jacksonville, Florida-based venture capital firm.

J. Michael Ribaudo (age 61) is Chairman and Chief Executive Officer of Surgical Synergies, Inc., a company that develops, acquires and operates surgery centers. Dr. Ribaudo was elected to the Board in 1995. His current term expires in 2004. He is also on the board of ClearMedical, Inc., a reprocessor of medical devices. Dr. Ribaudo graduated from Louisiana State University in 1963 and Louisiana State Medical School in 1967 with graduate medical school training at Emory University, Washington University and New York University. He received postgraduate training at Harvard Law School,  Kellogg Business School and Stanford Graduate School of Business.

Sandra F. Rorem (age 63) is the President and Chief Executive Officer of ClearMedical, Inc., a medical device manufacturing and reprocessing company located in Bellevue, Washington. Ms. Rorem was first elected to the Board in 1996 and her current term expires in 2005. Ms. Rorem founded and remains active in Distinctive Solutions, LLC, a consulting and advisory organization. She was Chief Executive Officer of Medalia HealthCare, LLC in Seattle, Washington from 1994 to 1998. Prior to joining Medalia she served 17 years with the Providence Health System and previously was with the Fairview Health System and the University of Minnesota, both in Minneapolis, Minnesota. She is a Board Certified member and Diplomat in the American College of Health Care Executives, and a member of the American College of Medical Practice Administrators. Ms. Rorem holds an M.B.A. from the University of Washington.

The Board of Directors held 14 meetings during the fiscal year ended April 30, 2003. All the directors, other than Mr. Barbaro, attended at least 75% of all Board and Committee meetings. The numbers of meetings of each Committee of the Board are described below.

COMMITTEES OF THE BOARD

OF DIRECTORS

The Company has an Audit Committee, a Compensation and Plan Administrator Committee, a Mergers and Acquisitions Committee and a Nominating and Governance Committee. In addition to these standing committees, the Board, from time to time, may form ad hoc committees. During the fiscal year ended April 30, 2003, the Board appointed a Search Committee to locate suitable candidates to replace the retiring Chief Executive Officer.

Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of financial information provided to shareholders and others, its review of the adequacy of the system of internal controls established by the Company and its monitoring of the audit process. In performing these functions, the Audit Committee reviews the Company’s financial reporting process and internal controls, reviews and appraises the audit efforts of the Company’s independent auditors and internal auditors. The Audit Committee also provides open means of communication between the directors, the independent auditors, the internal auditors and the financial and senior management of the Company. The Audit Committee has adopted a charter requiring, among other things, that members of the Committee be independent of Management, free of any relationship that would interfere with their independent judgment and have a minimum level of financial competency. The members of the Audit Committee are Richard P. Fox (Chair), Kathryn L. Munro and Kenneth M. Roberts. The Audit Committee held 13 meetings in the fiscal year ended April 30, 2003.

Compensation and Plan Administrator Committee. The primary function of the Compensation and Plan Administrator Committee is assist the Board of Directors to ensure that all officers and key management personnel of the Company and its subsidiaries are effectively compensated in terms of salary, supplemental compensation and benefits which are internally equitable and externally competitive. The Committee establishes and maintains a competitive, fair and equitable compensation and benefits policy designed to retain personnel, to stimulate their useful and profitable efforts on behalf of the Company and to attract necessary additions to the staff with appropriate qualifications. The

Committee also acts as Administrator of the Company’s stock option plans, determining the terms, amounts and recipients of stock option grants. The members are J. Michael Ribaudo (Chair), Arlen I. Prentice and Ron D. Barbaro. There were no separate meetings of the Compensation and Plan Administrator Committee during the fiscal year ended April 30, 2003.

Mergers and Acquisitions Committee. The primary function of the Mergers and Acquisitions Committee is to assist the Board of Directors to review potential opportunities for acquisitions, mergers, dispositions, divestitures or similar transactions and to assist the Board of Directors in analyzing equity or debt financings or other capital raising opportunities. The members of the Mergers and Acquisitions Committee are Kenneth M. Roberts (Chair), J. Michael Ribaudo and Richard P. Fox. There were five meetings of the Mergers and Acqui-sitions Committee during the fiscal year ended April 30, 2003.

Nominating and Governance Committee. The primary function of the Nominating and Governance Committee is to assist the Board of Directors in matters of Board organization and composition and to locate and recommend to the Board individuals to fill vacancies on the Board. Sandra F. Rorem (Chair), Daniel J. Evans, and Arlen I. Prentice serve on the Committee. The Nominating and Governance Committee met four times during the fiscal year ended April 30, 2003.

Compensation of Directors

The Compensation and Plan Administrator Committee would like to ensure that the Company will be able to continue to attract and retain directors having the qualifications necessary to serve the interest of the Company’s shareholders. The Committee recognizes that there has also been an increase in the accountability and effort expected from directors of public companies. Thus, the Committee with the assistance of a nationally recognized independent compensation consulting firm conducted a thorough review of director compensation. To determine the appropriate level of compensation, director compensation for a peer group of 16 companies in the manufacturing-machinery industry were selected that best reflect the Company’s current and desired state in terms of revenue and size as well as general industry data.

As a result of this study, for fiscal year 2004, directors who are not employees of the Company will receive an annual retainer of $20,000, $1,500 per meeting for attendance at Board meetings and $1,000 per meeting for attendance at committee meetings. The Company also reimburses directors for their travel expenses in connection with their attendance at Board and committee meetings.

In addition, Committee chairs will be paid an additional annual retainer of $5,000 with the exception of the Audit Committee Chair who is paid an additional annual retainer of $10,000, and the non-executive Chairperson of the Board who is paid an additional annual retainer of $15,000.

Non-employee Directors will also receive annual grants of stock units that are vested at the time of grant. The units will be converted to shares at the end of a three-year period. Directors receiving these grants will be permitted to sell enough shares to meet tax obligations associated with the receipt of the shares of Company stock, but will be required to hold the remaining shares until the director leaves office.

Due to the financial condition and the associated restructuring of the Company, the members of the Board of Directors devoted an extraordinary amount of time and effort to Company affairs. As a result of the large number of meetings in fiscal year 2003, it was estimated that the aggregate payments due to the Chairperson, Committee Chairs and Board Members under the current Board compensation plan would be large and possibly excessive. As a result, the Committee decided to substitute a single payment to directors in lieu of unpaid regular fees, resulting in a significant cost saving to the Company. Each member of the Board, including the non-executive Chairperson and committee chairs was paid $10,000. In addition, the non-executive Chairperson was paid $30,000, the Audit Committee Chair was paid $20,000, the Compensation and Plan Administrator and Nominating and Governance Chairs were paid $5,000.

MANAGEMENT

Executive Officers

The executive officers of the Company are:

Name	Age	Position
Stephen R. Light	57	President and Chief Executive Officer

D. Patterson Adams, Jr.	50	President and Chief Executive Officer, Avure Technologies Incorporated

Thomas C. Johnson	51	Senior Vice President of Operations

Richard A. LeBlanc	48	Executive Vice President of Sales

John S. Leness	43	General Counsel and Corporate Secretary

Stephen D. Reichenbach	41	Chief Financial Officer, Avure Technologies Incorporated and Acting Chief Financial Officer, Flow International Corporation

Felix M. Sciulli	52	Senior Vice President of Global Engineering and Research and Development

Each executive officer of the Company is elected or appointed annually by the Board of Directors.

Stephen R. Light (biographical information for Mr. Light appears above).

D. Patterson Adams, Jr. joined the Company in 2001 as President and Chief Executive Officer of Avure Technologies Incorporated, Flow’s wholly-owned subsidiary, that runs the food safety technologies and general press businesses. Prior to joining the Company, Mr. Adams was President of IBA’s Food Safety Division from 1998 to 2001, where he led the expansion of IBA’s food irradiation business. From 1995 through 1998, Mr. Adams was President of VestCorp, a private investment consortium and holding company. Mr. Adams has managed companies in the sterilization industry since 1976.

Thomas C. Johnson joined the Company in August 1996 as Vice President of Manufacturing. Mr. Johnson became Senior Vice President, Manufacturing Technology in October of 1999 and Senior Vice President of Operations in June of 2003. Prior to joining the Company, he was employed by the Kenworth Truck Company Division of PACCAR for sixteen years, serving as Plant Manager and before that as Assistant Plant Manager.

Richard A. LeBlanc joined the Company in 1994 as Vice President of Sales. Mr. LeBlanc became Executive Vice President in August 1998. Prior to joining the Company, he was employed by the ASI Robotic Systems Division of Cargill Detroit Corporation for ten years, serving as Manager of Sales and Marketing and before that in direct sales.

John S. Leness joined the Company in June 1990 as its Corporate Counsel, became General Counsel in December 1990, was appointed Assistant Secretary in January 1991 and Secretary in February 1991. Prior to joining the Company, Mr. Leness had been associated since 1986 with the Perkins Coie law firm.

Stephen D. Reichenbach joined the Company in September 1992 when the Company acquired Spider Staging Corporation, was appointed Treasurer in March 1993, Vice President of Finance in 1996 and Executive Vice President in March 1997. Mr. Reichenbach became Chief Financial Officer of Avure Technologies Incorporated in September of 2001 and is also currently serving as Acting Chief Financial Officer of Flow International. Prior to joining the Company, Mr. Reichenbach had been associated since 1989 with Spider Staging Corporation as its Controller and had been with Ernst & Whinney from 1985 to 1989.

Felix M. Sciulli joined the Company in October 1995 as Vice President of Engineering. Mr. Sciulli became Senior Vice President, Engineering and Research and Development in June 2000. In June of 2003, Mr. Sciulli assumed the added responsibility for management of the CIS Robotics division (a service-based organization), North American Technical Services and product warranty. Prior to joining the Company, he was with Equimeter, Inc., a division of BTR plc (acquired from Rockwell International Corporation), for six years as Director of Engineering and Research and Development. Mr. Sciulli also spent thirteen years with Rockwell in various engineering and research roles, and three years with Westinghouse Electric Corporation.

STOCK OWNERSHIP OF MANAGEMENT AND OF PRINCIPAL SHAREHOLDERS

The following table sets forth information as of August 6, 2003, with respect to each shareholder known by the Company to be the beneficial owner of more than five percent (5%) of any class of voting securities of the Company, each director, those executive officers listed in the Summary Compensation Table below and all directors and executive officers of the Company as a group. Currently, the Company’s sole class of voting securities outstanding is Common Stock. Except as noted below, each person has sole voting and investment powers with respect to the shares shown. The address for each of the persons listed below is 23500 64th Avenue South, Kent, Washington 98032.

Management

Name and Position	Number of Shares		Percent of Outstanding Shares
D. Patterson Adams, Jr., Executive Officer	100,000	(1)	0.7%

Ron D. Barbaro, Director	74,875	(2)	0.5

Daniel J. Evans, Director	108,875	(3)	0.7

Richard P. Fox, Director	0		0.0

Thomas C. Johnson, Executive Officer	42,500	(4)	0.3

Richard A. LeBlanc, Executive Officer	139,500	(5)	0.9

John S. Leness, Executive Officer	188,052	(6)	1.2

Stephen R. Light, Executive Officer	31,666	(7)	0.2

Kathryn L. Munro, Director	59,875	(8)	0.4

Arlen I. Prentice, Director	130,954	(3)	0.9

Stephen D. Reichenbach, Executive Officer	222,874	(9)	1.5

J. Michael Ribaudo, Director	199,749	(2)	1.3

Kenneth M. Roberts, Director	283,375	(10)	1.8

Sandra F. Rorem, Director	63,735	(8)	0.4

Felix M. Sciulli, Executive Officer	57,933	(11)	0.4

All directors and officers — as a group (15 persons)	1,703,963	(12)	11.2

(1)	Includes options exercisable within 60 days for 100,000 shares of Company Common Stock.
(2)	Includes options exercisable within 60 days for 69,875 shares of Company Common Stock.
(3)	Includes options exercisable within 60 days for 74,875 shares of Company Common Stock.
(4)	Includes options exercisable within 60 days for 42,500 shares of Company Common Stock.
(5)	Includes options exercisable within 60 days for 138,500 shares of Company Common Stock.
(6)	Includes options exercisable within 60 days for 179,500 shares of Company Common Stock.
(7)	Includes options exercisable within 60 days for 26,666 shares of Company Common Stock.
(8)	Includes options exercisable within 60 days for 59,875 shares of Company Common Stock.
(9)	Includes options exercisable within 60 days for 218,500 shares of Company Common Stock.
(10)	Includes options exercisable within 60 days for 64,875 shares of Company Common Stock.
(11)	Includes options exercisable within 60 days for 55,500 shares of Company Common Stock.
(12)	Includes options exercisable within 60 days for 1,235,291 shares of Company Common Stock.

Other Beneficial Owners

Name and Position	Number of Shares		Percent of Outstanding Shares
Lord Abbett & Co.	1,237,833	*	8.1%
767 Fifth Avenue
New York City, New York 10153

Wellington Management Company, LLP	1,235,000	*	8.0
75 State Street
Boston, Massachusetts 02109

ICM Asset Management, Inc.	1,199,050	*	7.8
West 601 Main Ave., Suite 600
Spokane, Washington 99201

John Hancock Financial Services	859,523	**	5.3
Post Office Box 111
Boston, Massachusetts 02117

*	Based on filings made pursuant to Sections 13(a) and (g) of the Exchange Act.

**	Shares issuable upon exercise of warrants.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended April 30, 2003, all Section 16(a) filing requirements were complied with.

Executive Compensation

Summary Compensation Table

The following table sets forth information for the years ended April 30, 2003, 2002 and 2001, with respect to the Chief Executive Officer (both present and former) and each of the four other highest paid executive officers of the Company whose aggregate cash compensation in fiscal 2003 exceeded $100,000:

					Long Term Compensation
		Annual Compensation			Restricted Stock Awards		Number of Stock Options	All Other Compensation*
Name and Principal Position	Year	Salary	Bonus
Stephen R. Light(1) President and Chief Executive Officer	2003 2002 2001	$200,772 0 0	$0 0 0		$448,500 0 0	(2)	221,250 0 0	$21,072 0 0

Ronald W. Tarrant(3) Former Chairman, President and Chief Executive Officer	2003 2002 2001	$305,811 400,005 400,005	$0 0 0		0 0 0		0 0 100,000	$425,878 37,835 42,496	(4)

D. Patterson Adams, Jr.(5) President and Chief Executive Officer, Avure Technologies, Incorporated	2003 2002 2001	$250,016 185,589 0	$0 0 0		0 0 0		0 100,000 0	$111,946 66,995 0	(6) (6)

Stephen D. Reichenbach Chief Financial Officer Avure Technologies, Incorporated	2003 2002 2001	$180,003 177,411 170,784	$0 0 50,000		0 0 0		0 0 65,000	$11,385 21,196 32,477

Richard A. LeBlanc Executive Vice President of Sales	2003 2002 2001	$215,043 198,515 197,784	$32,856 0 30,000	(7)	0 0 0		0 40,000 65,000	$12,025 14,621 14,161

Thomas C. Johnson Senior Vice President of Operations	2003 2002 2001	$188,469 165,190 156,922	$0 0 10,000		0 0 0		0 0 35,000	$11,506 11,506 12,199

*	Includes Company contributions to the Voluntary Pension and Salary Deferral Plan and the Flow International Corporation Executive Deferral Plan.

(1)	Mr. Light became President and CEO on January 2, 2003.

(2)	Represents 100,000 restricted stock units granted January 3, 2003, vesting in equal monthly increments over five years, 50,000 restricted stock units granted January 3, 2003 and 45,000 restricted stock units granted March 31, 2003, vesting based on achievement of performance targets.

(3)	Mr. Tarrant retired in September of 2002.

(4)	Includes salary previously deferred under the Company’s Executive Deferral Plan and distributed in connection with Mr. Tarrant’s retirement.

(5)	Mr. Adams joined the Company in August of 2001.

(6)	Includes reimbursement of moving expenses and interest paid on a relocation loan made to Mr. Adams when he joined the Company in August 2001.

(7)	Amounts paid based on sales commissions.

Option Grants Table

Fiscal 2003

The following table sets forth certain information regarding options granted to the Company’s Chief Executive Officer and each of the individuals named in the Summary Compensation table during the fiscal year ended April 30, 2003 with respect to performance during fiscal 2003.

Individual Grants
	Number of Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (10 Years)
Name						5%	10%
Stephen R. Light	200,000		76%	$3.80	11/25/12	$477,960	$1,211,244
	21,250	*	7.5%	2.00	3/31/13	26,728	67,734

*	Vests on achievement of performance goals.

Aggregated Option Exercises in Fiscal 2003

and Fiscal Year-End Option Values

The following table sets forth certain information regarding options exercised during the year ended April 30, 2003, by the Company’s Chief Executive Officer and each of the individuals named in the Summary Compensation Table.

	Shares Acquired on Exercise	Value Realized	Total Number of Unexercised Options at Fiscal Year-End		Value of Unexercised in-the-Money Options at Fiscal Year-End(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen R. Light	0	0	6,666	193,334	$0.00	$0.00
Ronald W. Tarrant(2)	75,000	$143,911	0	0	0.00	0.00
D. Patterson Adams, Jr.	0	0	50,000	50,000	0.00	0.00
Stephen D. Reichenbach	0	0	218,500	0	0.00	0.00
Richard A. LeBlanc	0	0	131,000	25,000	0.00	0.00
Thomas C. Johnson	0	0	37,500	17,500	0.00	0.00

(1)	Calculated using $1.17, the closing price of the Company’s Common Stock as reported by NASDAQ on April 30, 2003.

(2)	Former Chairman, President and CEO.

Compensation and Plan Administrator Committee Report

Introduction. The Compensation and Plan Administrator Committee of the Board of Directors (the “Compensation Committee”) establishes and directs the administration of all programs under which executive compensation is paid or awarded to the Company’s executive officers. In addition, the Compensation Committee evaluates executive officer performance and assesses the overall effectiveness of the Company’s executive compensation programs.

Compensation Philosophy and Objectives. The Company’s compensation and benefits programs are designed to:

➢	Attract and retain top-level executive talent required to attain the Company’s short- and long-term goals.

➢	Motivate executives to achieve the goals of the Company’s business strategy.

➢	Link executive and shareholder financial interests through appropriate long-term incentives.

➢	Provide executives with a compensation package that recognizes individual contributions and overall business results.

Elements of Executive Compensation. The elements of executive compensation currently include base salary, an annual incentive program and an equity incentive plan. The Compensation Committee’s decisions with respect to each of these elements are discussed below. While the elements of compensation described in this report are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including salary, incentive compensation, retirement and other benefits. In reviewing the individual performance of the executives whose compensation is detailed in this Proxy Statement, other than the Chief Executive Officer (“CEO”), the Compensation Committee takes into account the views of the CEO.

The Compensation Committee reviews the Company’s executive compensation program to ensure that there is appropriate linkage between Company performance and executive compensation and that pay practices are competitive with the external market. For fiscal 2004 the Compensation Committee retained a nationally recognized independent compensation consulting firm to provide expertise regarding competitive compensation practices, peer analysis and recommendations to the Committee. In establishing compensation levels for fiscal 2004, the Compensation Committee’s review included a comparison of the Company’s executive compensation against general industry data of comparably sized companies.

Base Salaries. Base salaries of the executive officers other than for the CEO were determined by the Compensation Committee using the CEO’s recommendations and data provided by the Committee’s consultants. The CEO’s pay is set by contract and discussed below. Salaries were decided based on individual performance and industry standards as determined through external compensation studies. In light of the Company’s current financial situation, the Compensation Committee did not make any executive base salary adjustments for fiscal 2004.

Annual Incentive Compensation. The Company’s executive officers are eligible for cash bonuses under the Company’s annual incentive program. The annual incentive program emphasizes the achievement of goals that are aligned with the interest of the Company’s shareholders. For fiscal 2004 these goals include reductions in working capital and accounts receivable, increases in inventory turns and sales per employee, debt restructuring, achievement of corporate restructuring plans, and implementation of strategic and human resources plans. Executives’ target bonus levels have been set at 45% of base salary, and the CEO’s target bonus level set by his employment contract is at 60% of base salary.

No annual incentive payouts were made for fiscal years 2002 and 2003.

Long-Term Incentive Compensation. Long-term incentives are provided pursuant to the Company’s 1995 Long-Term Incentive Plan, which provides for the grant of stock options, stock appreciation rights, restricted stock awards, performance units and performance shares.

The purpose of long-term incentives is to promote the success and enhance the value of the Company by linking the personal interest of employees to those of the Company’s shareholders, and by further providing employees that receive awards under the Plan with an incentive for outstanding performance. When awarding long-term incentives, the Compensation Committee considers competitive practices, general industry data, and the executives’ level of responsibility, prior experience and historical award data.

No stock option or restricted stock grants were made to executives during fiscal 2003 other than the newly hired CEO. The CEO’s equity awards are discussed below.

Retention Award. During fiscal year 2003, the Company began to implement a comprehensive restructuring program intended to return the Company to profitability. The Compensation Committee has determined that during this implementation it is critical to ensure key executives remain employed at the Company and focused on the day-to-day operations to successfully turn the Company around. As a result, the Compensation Committee has adopted a retention program to achieve these goals. The program includes six executives including the CEO. The CEO’s retention award is discussed below. Each participating executive who remains in the Company’s employ is eligible to receive retention awards in both cash and restricted stock units. The cash retention awards will begin six months after the plan inception and will be made in seven equal semi-annual increments. The executive must be employed at the payment date to receive the cash portion of the award. The restricted stock unit awards will vest 42 months after plan inception. Each executive must remain a full-time employee for the entire 42-month period to vest in the restricted stock units.

The Company has also entered into two-year severance agreements with key executives providing for one year’s severance pay in the event of termination without cause.

The Board of Directors has also approved agreements with certain of the Company’s key executives that provide for continuation of their salaries in the event their jobs are eliminated or their responsibilities materially reduced following a change in control of the Company. The Board believes that will ensure that executives will evaluate any possible offers for the Company in an objective manner consistent with the best interests of the Company’s shareholders.

Chief Executive Officer Compensation. During fiscal year 2003, Ronald W. Tarrant, the Company’s Chairman, President and CEO, retired from the Company. A nationwide search was conducted and as a result, Stephen R. Light joined the Company as President and CEO in January 2003. On November 25, 2002, Mr. Light entered into an employment agreement with the Company with a term ending on April 30, 2005 (the “Light Agreement”). The Light Agreement provides for automatic extensions beginning on May 1, 2003 (unless notice not to extend is given by either party) so that the remaining term shall always be two years. Under the terms of the Light Agreement, Mr. Light’s annual base salary is $450,000 and he is eligible for target annual performance bonuses equal to 60% of base salary. One-half of the bonus is payable in deferred restricted stock units. Mr. Light’s annual performance bonuses are based on the same factors as the executives’ bonuses.

During fiscal year 2003, Mr. Light received stock options to purchase 200,000 shares of Company Common Stock as detailed in the option grant table contained in this Proxy Statement. These stock options vest over a four-year period. Mr. Light has also received 100,000 deferred restricted stock units that vest over a five-year period. Mr. Light also is entitled to receive annual performance based equity awards consisting of 45,000 restricted stock units and 21,250 stock options. These awards will vest only if the performance targets for the fiscal year beginning May 1, 2003 as agreed upon by the Compensation Committee and Mr. Light are achieved. These performance measures include the same factors as the bonus plan. These equity awards recognize Mr. Light’s leadership and provide an appropriate link to the interests of shareholders.

In determining the terms of the Agreement, the Compensation Committee considered marketplace trends and Mr. Light’s leadership abilities.

Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the Company’s federal income tax deduction for compensation to its CEO and any of its four other highest paid executive officers to $1 million. Qualified performance-based compensation is not subject to the $1 million limitation, provided certain requirements of Section 162(m) are satisfied. These requirements include shareholder approval and periodic re-approval of the material terms of performance goals in plans such as the Company’s 1995 Long-Term Incentive Plan. The Compensation Committee presently anticipates that the Company’s executive compensation will either be below such levels or will be structured to qualify as “performance-based compensation” which is exempt from such limitation.

Conclusion. After its review of the total compensation program for the executives of the Company, the Compensation Committee continues to believe that these executive compensation policies and practices serve the interests of the shareholders and the Company effectively. We also believe that the various compensation programs offered are appropriately balanced to provide increased motivation for executive officers to contribute to the Company’s overall future success, thereby increasing the value of the Company for the shareholders’ benefit. The Compensation Committee will continue to monitor the effectiveness of the Company’s total compensation program to meet the ongoing needs of the Company.

This report is submitted by the members of the Compensation and Plan Administrator Committee. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under such acts.

COMPENSATION AND PLAN

ADMINISTRATOR COMMITTEE

J. Michael Ribaudo—Chairman

Arlen I. Prentice

Ron D. Barbaro

Compensation and Plan Administrator Committee Membership

The Compensation and Plan Administrator Committee is composed of independent outside directors, none of whom serve on boards of companies whose boards include Company executives. Arlen I. Prentice, a member of the Committee, is Chief Executive Officer of Kibble & Prentice, Inc., a company that, together with its wholly owned subsidiary, provides insurance brokerage and employee benefits, administrative and consulting services to the Company. During fiscal 2003, payments by the Company to Kibble & Prentice, Inc. and such subsidiary for such services totaled $194,476.  Mr. Prentice abstains from participating in matters where he may have a conflict of interest.

Report of the Audit Committee

The Audit Committee is composed of three directors, Mr. Fox, Ms. Munro and Mr. Roberts, who are all independent directors as defined under the rules of the NASDAQ Stock market and who are all also experienced in financial matters. The Board of Directors has approved a written charter for the Audit Committee; a copy is included as an appendix to this proxy statement.

The Audit Committee oversees the Company’s corporate accounting reporting practices and the quality and integrity of the financial reports of the Company on behalf of the Board of Directors. Management is responsible for the Company’s financial statements and the financial reporting process, including the system of internal controls. The Company’s independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with Management and the independent auditors the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended April 30, 2003.

The Audit Committee meets with the independent auditors quarterly and has discussed with them the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management including the matters in the written report provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2003.

AUDIT COMMITTEE

Richard P. Fox—Chairman

Kathryn L. Munro

Kenneth M. Roberts

Audit Fees

The aggregate fees paid to Pricewaterhouse-Coopers LLP, for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended April 30, 2003 and April 30, 2002 and for the quarterly reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years were $551,866 and $456,977, respectively.

Audit-Related Fees

The fees paid to PricewaterhouseCoopers LLP for audit-related services for the fiscal years ended April 30, 2003 and 2002 were $0 and $407,506, respectively. The Company retained BDO Seidman LLP for the annual audit of the Company’s Voluntary Pension and Salary Deferral Plan.

Tax Fees

The fees paid to PricewaterhouseCoopers LLP for tax services for the fiscal years ended April 30, 2003 and 2002 were $103,153 and $41,966, respectively.

All Other Fees

The aggregate fees paid to Pricewaterhouse-Coopers LLP, for services rendered to the Company for the fiscal years ended April 30, 2003 and 2002, other than for services described above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” were $0, and $1,400, respectively. There were no fees paid to PricewaterhouseCoopers LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal years ended April 30, 2003 and April 30, 2002. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal auditor’s independence.

Stock Performance Graph

The following graph sets forth the cumulative total shareholder return to the Company’s shareholders during the five-year period ending April 30, 2003, as well as overall stock market index (NASDAQ) and for those peer group indices selected for each of the Company’s product lines (S & P Machine Tools and Dow Jones Factory Equipment). The Company has paid no dividends on its Common Stock.

INDEPENDENT AUDITORS

The firm of PricewaterhouseCoopers LLP has examined the financial statements of the Company since 1981. It is anticipated that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer shareholders’ questions and will have the opportunity to make a statement if they so desire.

FORM 10-K AND FINANCIAL STATEMENTS

The Company’s fiscal 2003 Form 10-K has been mailed to you with this Proxy Statement. The Form 10-K contains the Consolidated Financial Statements of the Company and its subsidiaries and accompanying notes as of April 30, 2003 and 2002, and the report thereon by PricewaterhouseCoopers LLP.

If any shareholder entitled to vote at this Annual Meeting wishes to receive a copy of the Company’s Form 10-K, the Company will furnish that person, without charge, copies upon written request. Requests should be addressed:

John S. Leness, Secretary

Flow International Corporation

23500 64th Avenue South

Kent, Washington 98032

SHAREHOLDER PROPOSALS

To be considered for presentation to the 2004 Annual Meeting of Shareholders, a shareholder proposal must be received at the offices of the Company, 23500 64th Avenue South, Kent, Washington 98032, not later than April 5, 2004.

SOLICITATION AND EXPENSES OF  SOLICITATION

Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. The Company has retained Georgeson Shareholder – New Jersey Office to assist in the solicitation of proxies. Proxies may be solicited personally or by mail, telephone, facsimile or messenger. The Company will also pay persons holding shares of the Common Stock in their names or in the names of the nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All of the costs of the solicitation of proxies will be paid by the Company.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the meeting. If any other business is properly brought before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

Whether you intend to be present at this meeting or not, you are urged to return your proxy promptly.

By order of the Board of Directors.

Stephen R. Light

President and CEO

APPENDIX A

FLOW INTERNATIONAL CORPORATION

AUDIT COMMITTEE CHARTER

The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of financial information provided to shareholders and others, its review of the adequacy of the system of internal controls established by the

Company and its monitoring of the audit process. In performing these functions, the Audit Committee shall review the Company’s financial reporting process and internal controls, review and appraise the audit efforts of the Company’s independent auditors and internal auditors. The Audit Committee shall also provide open means of communication between the directors, the independent auditors, the internal auditors and the financial and senior management of the Company.

Organization.    The Audit Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee and the Committee chair shall meet all financial knowledge and experience qualifications required under rules promulgated by the NASDAQ Stock Market, Inc., the Securities and Exchange Commission or other governing body, as in effect from time to time.

The members of the Committee shall be elected by the Board at the meeting of the Board following the annual meeting of shareholders and shall serve until their successors shall be duly elected and qualified. Unless a Chairperson is appointed by the Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

Authority.    The Audit Committee shall have the authority to engage independent counsel, auditors and other advisors, to meet with and seek information from company officers and employees, and to conduct or authorize investigations into any matter within the scope of its responsibility. It shall receive from the Company appropriate funding, as determined by the committee, for payment of compensation to the independent auditor for purposes of rendering or issuing an audit report and to any advisors employed by the committee.

Meetings.    The Audit Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least quarterly with Management and the Company’s independent auditors, and the internal auditors, in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

Responsibilities.    In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to properly enable the Audit Committee to successfully accomplish its stated functions.

In carrying out these responsibilities, the Audit Committee shall:

➢	Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

➢	Meet with the internal auditors to review the proposed scope of work for the current year. Monitor changes to the scope of their work during the year. Read and discuss their audit findings and proposed followed up.

➢

Evaluate and approve or disapprove in advance all audit and non-audit services proposed to be provided by the independent auditors. The Company’s independent auditors may be engaged to provide non-audit services only after the Audit Committee has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and the auditors’ independence will not be materially impaired as a result of having provided such services. The Audit Committee’s determination shall generally be guided by whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the auditors’ exercise of objective and impartial judgment on all issues encompassed within the auditors’ engagement would be materially impaired.

➢	Review with the independent auditors, internal auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

➢	Discuss with the independent auditors at least annually the acceptability and the quality of the accounting principles applied in the Company’s financial reporting process.

➢	Prior to issuance, review and discuss the annual audited financial statements and quarterly financial statements with Management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations. Discuss with the independent auditors all critical accounting policies and practices to be employed in connection with the financial statements, and any changes thereto; all alternative treatments of financial information under GAAP that have been discussed with Management, and the treatment preferred by the auditor; and all other material written communications between the auditor and Management.

➢	Provide for inclusion in the annual proxy statement a report of the Audit Committee’s findings resulting from its financial reporting oversight responsibilities.

➢	Meet separately, at least quarterly, with Management, with internal auditors, and with the independent auditors. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit or quarterly review.

➢	Either the Audit Committee or the Chairman shall discuss with the independent auditors the impact of any significant events, transactions and changes in accounting estimates considered by the independent auditors in performing its quarterly reviews, if any.

➢	Review accounting and financial human resources and succession planning within the Company.

➢	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

➢	Establish procedures for complaints or employee concerns regarding accounting, internal controls and auditing matters. The established system must be anonymous and confidential and prevent retaliation against a reporting employee.

➢	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

➢	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

➢	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

➢	Discuss policies with respect to risk assessment and risk management of the company.

➢	Review with the independent auditors any audit problems or difficulties and Management’s response.

➢	Set clear hiring policies for employees or former employees of the independent auditors.

➢	Obtain an annual performance evaluation of the Audit Committee from the Board of Directors.

➢	Review and update this Charter annually.

➢	Perform such other functions as assigned by law, the Company’s Charter or Bylaws, or the Board of Directors.

Relation with the Independent Auditors.    The independent auditors are ultimately responsible to the Audit Committee and the Board of Directors. Accordingly the Audit Committee has the following responsibilities in connection with such relationship:

➢	Review and select the independent auditors to audit the financial statements of the corporation and its divisions and subsidiaries, approve the compensation of the independent auditors and review and approve the discharge of the independent auditors if such action becomes necessary.

➢	Assess on an annual basis the independence of the independent auditors, and in doing so; obtain from the independent auditors a written statement regarding relationships and services, which may affect objectivity and independence.
➢	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditors’ internal quality control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities.

➢	Engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommend that the Board of Directors take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

Relationship with the Internal Auditors.    The internal auditors will have a dotted line relationship to the Audit Committee and the Board of Directors. Accordingly, the Audit Committee has the following responsibilities in connection with such relationship:

➢	Review the dismissal, appointment and replacement of the senior internal auditing executive.

➢	Review the significant reports prepared by internal audit and Management’s responses.

➢	Discuss with the independent auditor and management the internal audit department responsibilities, reporting methodologies, budget and staffing.

FLOW INTERNATIONAL CORPORATION

SOLICITED BY THE BOARD OF DIRECTORS

FLOW INTERNATIONAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

September 23, 2003

The undersigned hereby appoints Stephen R. Light and John S. Leness, or either of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at Parkway Plaza 12, Auditorium #6, 5910 South 180th Street, Tukwila, Washington 98188 on September 23, 2003, and at any adjournment of such meeting, for the following purposes and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement.

If this Proxy is executed by you without indicating a choice regarding the nominees for director, it will be deemed to grant authority to vote FOR the nominees for director.

THIS PROXY IS SOLICITED BY MANAGEMENT. A majority of said proxies, including any substitutes, or if only one of them be present then that one, may exercise all powers granted hereunder at said meeting or any adjournment thereof. This proxy revokes any proxy to vote such shares at such meeting or any adjournment thereof given by the undersigned to anyone other than those named above.

IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE

∧    FOLD AND DETACH HERE    ∧

Please mark your votes as indicated	☒

Proposal 1—Election of Directors The Board of Directors recommends a vote FOR the nominees for Directors	Vote FOR the nominees listed below (except as marked to the contrary below). ☐	WITHHOLD AUTHORITY to vote for the nominees listed below. ☐

Election of one Director for a one-year term, one Director for a two-year term and three Directors for three-year terms:

NOMINEE for One-Year Term:	01. Jan K. Ver Hagen
NOMINEE for a Two-Year Term:	02. Daniel J. Evans
NOMINEES for a Three-Year Term:	03. Stephen R. Light	04. Richard P. Fox	05. Kenneth M. Roberts
INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.

Signature must be that of him/herself. If shares are held jointly, each shareholder named should sign. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If the signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardian, attorneys-in-fact, etc., should so indicate when signing.

Signature:                                                                         Signature:                                                                      DATED:

IMPORTANT-PLEASE INSERT

∧    FOLD AND DETACH HERE    ∧